Exhibit 11.1

Statement Regarding Calculation of Earnings Per Share

	Basic EPS number of shares	Diluted EPS number of shares	Net Income	Basic EPS	Diluted EPS

3 months ended June 30, 2003	9,560,529	9,892,558	$2,598,372	$0.27	$0.26
3 months ended June 30, 2004	9,680,006	9,987,261	$1,986,881	$0.21	$0.20

	Basic		Diluted
3 months ended June 30, 2003
Average Shares Outstanding	9,560,529		9,560,529
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,758
Net Shares from Option - Plan 2			7,442
Options - Plan 3		398,800
Average Option Price		$6.90
Total Exercise Cost		$2,751,720
Shares Repurchased		204,134
Net Shares from Option - Plan 3			194,667
Options - Plan 4		526,362
Average Option Price		$12.11
Total Exercise Cost		$6,374,244
Shares Repurchased		472,867
Net Shares from Option - Plan 4			53,495
Options - Plan 5 - Omnibus		275,423
Average Option Price		$11.59
Total Exercise Cost		$3,192,153
Shares Repurchased		236,807
Net Shares from Option - Plan 5			38,616
Options - EFA Non-qualified		89,250
Average Option Price		$10.13
Total Exercise Cost		$904,103
Shares Repurchased		67,070
Net Shares from Option - EFA Non-qualified			22,180
Options - CGB Qualified		26,750
Average Option Price		$10.14
Total Exercise Cost		$271,245
Shares Repurchased		20,122
Net Shares from Option - CGB Qualified			6,628
Options - CGB Non-Qualified		8,572
Average Option Price		$11.67
Total Exercise Cost		$100,035
Shares Repurchased		7,421
Net Shares from Option - CGB Non-Qualified			1,151
Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		171,969
Net Shares from Option - Moneta			0
Stock Appreciation Rights		65,719
Average SAR Price		$11.87
Total Exercise Cost		$780,085
Shares Repurchased		57,870
Net Shares from SARS			7,849

Gross Shares	9,560,529		9,892,558
Price		$13.48

Moneta options are anti-dilutive due to the impact of adjusting net income for the expense associated with the plan during the quarter and year to date.

	Basic		Diluted
3 months ended June 30, 2004
Average Shares Outstanding	9,680,006		9,680,006
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,428
Net Shares from Option - Plan 2			7,772
Options - Plan 3		329,569
Average Option Price		$8.76
Total Exercise Cost		$2,887,024
Shares Repurchased		201,890
Net Shares from Option - Plan 3			127,679
Options - Plan 4		560,332
Average Option Price		$12.31
Total Exercise Cost		$6,897,687
Shares Repurchased		482,356
Net Shares from Option - Plan 4			77,976
Options - Plan 5 - Omnibus		457,235
Average Option Price		$12.26
Total Exercise Cost		$5,605,701
Shares Repurchased		392,007
Net Shares from Option - Plan 5			65,228
Options - EFA Non-qualified		89,250
Average Option Price		$10.13
Total Exercise Cost		$904,103
Shares Repurchased		63,224
Net Shares from Option - EFA Non-qualified			26,026
Options - CGB Qualified		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - CGB Qualified			0
Options - CGB Non-qualified		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - CGB Non-qualified			0
Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		162,108
Net Shares from Option - Moneta			0
Stock Appreciation Rights		17,607
Average Stock Appreciation Rights Price		$12.21
Total Exercise Cost		$214,981
Shares Repurchased		15,034
Net Shares from Stock Appreciation Rights			2,573

Gross Shares	9,680,006		9,987,261
Average Market Price		$14.30

	Basic EPS number of shares	Diluted EPS number of shares	Net Income	Basic EPS	Diluted EPS

6 months ended June 30, 2003	9,541,552	9,855,507	$3,733,470	$0.39	$0.38
6 months ended June 30, 2004	9,660,075	9,977,520	$3,513,467	$0.36	$0.35

	Basic		Diluted
6 months ended June 30, 2003
Average Shares Outstanding	9,541,552		9,541,552
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,849
Net Shares from Option - Plan 2			7,351
Options - Plan 3		401,866
Average Option Price		$6.90
Total Exercise Cost		$2,772,875
Shares Repurchased		208,958
Net Shares from Option - Plan 3			192,908
Options - Plan 4		541,704
Average Option Price		$12.10
Total Exercise Cost		$6,554,618
Shares Repurchased		493,943
Net Shares from Option - Plan 4			47,761
Options - Plan 5 - Omnibus		204,558
Average Option Price		$10.97
Total Exercise Cost		$2,244,001
Shares Repurchased		169,103
Net Shares from Option - Plan 5			35,455
Options - EFA Non-qualified		91,239
Average Option Price		$10.13
Total Exercise Cost		$924,251
Shares Repurchased		69,650
Net Shares from Option - EFA Non-qualified			21,589
Options - CGB Qualified		27,994
Average Option Price		$10.21
Total Exercise Cost		$285,819
Shares Repurchased		21,539
Net Shares from Option - CGB Qualified			6,455
Options - CGB Non-Qualified		15,465
Average Option Price		$11.18
Total Exercise Cost		$172,899
Shares Repurchased		13,029
Net Shares from Option - CGB Non-Qualified			2,436
Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		174,691
Net Shares from Option - Moneta			0
Stock Appreciation Rights		67,450
Average SAR Price		$11.96
Total Exercise Cost		$806,702
Shares Repurchased		60,791
Net Shares from SARS			0

Gross Shares	9,541,552		9,855,507
Price		$13.27

	Basic		Diluted
6 months ended June 30, 2004
Average Shares Outstanding	9,660,075		9,660,075
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,580
Net Shares from Option - Plan 2			7,620
Options - Plan 3		347,838
Average Option Price		$7.28
Total Exercise Cost		$2,532,261
Shares Repurchased		182,046
Net Shares from Option - Plan 3			165,792
Options - Plan 4		558,571
Average Option Price		$12.42
Total Exercise Cost		$6,937,452
Shares Repurchased		498,738
Net Shares from Option - Plan 4			59,833
Options - Plan 5 - Omnibus		457,949
Average Option Price		$12.26
Total Exercise Cost		$5,614,455
Shares Repurchased		403,627
Net Shares from Option - Plan 5			54,322
Options - EFA Non-qualified		89,250
Average Option Price		$10.13
Total Exercise Cost		$904,103
Shares Repurchased		64,997
Net Shares from Option - EFA Non-qualified			24,253
Options - CGB Qualified		1,001
Average Option Price		$11.67
Total Exercise Cost		$11,682
Shares Repurchased		840
Net Shares from Option - CGB Qualified			161
Options - CGB Non-qualified		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - CGB Non-qualified			0
Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		166,653
Net Shares from Option - Moneta			0
Stock Appreciation Rights		38,775
Average Stock Appreciation Rights Price		$11.95
Total Exercise Cost		$463,361
Shares Repurchased		33,311
Net Shares from Stock Appreciation Rights			5,464

Gross Shares	9,660,075		9,977,520
Average Market Price		$13.91